SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


      THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into on March 7, 2000, by and among CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Lender") and L&S AUTOMOTIVE PRODUCTS CO. ("LSAP"), a Delaware corporation, INTERNATIONAL BEARINGS, INC. ("IBI"), an Oklahoma corporation, L&S BEARING CO. ("L&SB"), an Oklahoma corporation, LSB EXTRUSION CO. ("LSBE"), an Oklahoma corporation, ROTEX CORPORATION ("Rotex"), an Oklahoma corporation, and TRIBONETICS CORPORATION ("Tribonetics"), an Oklahoma corporation (LSAP, IBI, L&SB, LSBE, Rotex and Tribonetics are individually, collectively and jointly and severally herein referred to as "Borrower" or the "Borrowers").

                     PRELIMINARY STATEMENTS

     A. Lender and Borrower have entered into that certain Loan and Security Agreement, dated May 7, 1999, as amended by a First Amendment to Loan and Security Agreement dated as of November 15, 1999 (as amended, the "Loan Agreement"), pursuant to which Lender has extended a line of credit and term loan to Borrower.

      B. Borrower is acquiring the assets of Zeller Corporation pursuant to an Asset Purchase and Sale Agreement dated March 2000 (the "Zeller Asset Purchase Agreement") by and between the Zeller Corporation and LSAP, Borrower and Lender have agreed to amend the Loan Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                            AGREEMENT

                            ARTICLE I
                           Definitions

     1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                           ARTICLE II
                           Amendments


      2.01  Amendment to Section 1.46.  Section 1.46 of the  Loan
Agreement, the definition of "Term Loan," is hereby deleted in its entirety and the following substituted in lieu thereof:

           "`Term  A  Note' shall have the meaning set  forth  in
Section 2.3(a)(i) hereof."

      2.02  Amendment to Section 1.47.  Section 1.47 of the  Loan
Agreement, the definition of "Term Promissory Note," is hereby deleted in its entirety and the following substituted in lieu thereof:

           "`Term  B  Note" shall have the meaning set  forth  in
Section 2.3(a)(ii) hereof."

      2.03  Amendment to Section 1.48.  Section 1.48 of the  Loan
Agreement, the definition of "Value," is hereby deleted in its entirety and the following substituted in lieu thereof:

          "`Term Loan' shall mean Term Loan A and Term Loan B made by Lender to Borrowers as provided in Section 2.3(a) hereof."

      2.04 Addition of Section 1.49. Effective as of the date hereof, the Loan Agreement is hereby amended by adding a new
Section 1.49 thereto, which shall read as follows:

          "`Value' shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value."

      2.05  Amendment to Section 2.3(a).  Section 2.3(a)  of  the
Loan Agreement, "Term Loan," is hereby deleted in its entirety and the following substituted in lieu thereof:

          "2.3 Term Loans.

          (a) (i) Term Loan A. Lender is making a term loan to Borrowers in the original principal amount of $2,112,500.01 (the "Term A Loan"). Term Loan A is: (1) evidenced by a promissory note, substantially in the form of Exhibit C-A attached hereto, in such original principal amount (the "Term A Note") duly executed and delivered by Borrowers to Lender pursuant to the Second Amendment to Loan Agreement dated as of March 7, 2000; (2) to be repaid, together with interest and other amounts, in accordance with this
     Agreement,  the  Term  A  Note,  and  the  other   Financing
     Agreements and secured by all of the Collateral; provided, however, no amount of Term A Loan shall be made available to IBI.

                (ii)  Term Loan B.  Lender is making a term  loan
     to Borrowers in the original principal amount of $2,000,000 (the "Term B Loan"). Term Loan B is: (1) evidenced by a promissory note, substantially in the form of Exhibit C-B attached hereto, in such original principal amount (the "Term B Note") duly executed and delivered by Borrowers to Lender pursuant to the Second Amendment to Loan Agreement dated as of March 7, 2000; (2) to be repaid, together with interest and other amounts, in accordance with this
     Agreement,  the  Term  B  Note,  and  the  other   Financing
     Agreements and secured by all of the Collateral; provided, however, no amount of Term B Loan shall be made available to IBI."

      2.06  Amendment  to Section 6.6. Section 6.6  of  the  Loan
Agreement, the definition of "Use of Proceeds," is hereby amended by adding the following at the end of such Section:

          "Anything to the contrary herein notwithstanding, the proceeds of Term Loan B shall be used by Borrower primarily for the acquisition by Borrower of the assets of the Zeller
     Corporation."

      2.07  Replacement  of Exhibit C.  Exhibit  C  of  the  Loan
Agreement, is hereby deleted in its entirety and replaced with Exhibits C-A and C-B as attached hereto.

      2.08. Amendment of Schedules. Effective as of the date hereof, the Information Certificate and each of the Schedules to the Loan Agreement are hereby amended and restated in their entirety to read as set forth on the corresponding Schedules attached hereto as Attachment 1.

      2.09. Limited Consent. Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of Borrower made herein, Lender hereby consents to the acquisition by Borrower of the assets of the Zeller Corporation on the terms and conditions set forth in the Zeller Asset Purchase Agreement approved by Lender in its sole discretion (the "Acquisition").

                           ARTICLE III
                      Conditions Precedent

     3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by
Lender:

     (a) Lender shall have received the following documents, in form and substance satisfactory to Lender and its legal counsel, duly executed by the parties thereto (as applicable):

          (i)  this Amendment;

          (ii) the Term A Note;

          (iii)     the Term B Note;

          (iv) resolutions of Borrower's Board of Directors which authorize the execution, delivery and performance by Borrower of this Amendment;

          (v) a closing certificate signed by the senior officer of each Borrower, dated as of the date of this Amendment, stating that (A) the representations and warranties set forth in the Loan Agreement and in this Amendment are true and correct as of such date, (B) Borrower is on such date in compliance with all the terms and provisions set forth in the Loan Agreement, as amended by this Amendment, and
               (C) on such date no Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default, has occurred or is continuing;

          (vi) other documents as Lender may request to permit, protect and perfect its valid perfected security interests in and liens upon the Collateral;

          (vi) all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the
               provisions   or   purposes   of   the    Financing
               Agreements;

          (viii) such additional documents, instruments and information as Lender or its legal counsel may request.

     (b)  The representations and warranties contained herein, in
          the   Loan   Agreement  and  in  the  other   Financing
          Agreements, shall be true and correct as of the date hereof, as if made on the date hereof.

     (c) No Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall have occurred and be continuing, unless such event, condition or Event of Default has been specifically waived in writing by Lender.

     (d) Lender shall have received from Borrower a closing fee for this Amendment in the amount of $20,000, which fee shall be deemed fully earned and non-refundable upon receipt thereof.

     (e)  The Acquisition shall have been completed by Borrower.

     (f) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

                           ARTICLE IV
                            No Waiver

      Nothing contained in this Amendment shall be construed as a waiver by Lender of any covenant or provision of the Loan Agreement or the other Financing Agreements or of any other contract or instrument among Borrower and/or Guarantor and Lender, and the failure of Lender at any time or times hereafter to require strict performance by Borrower or Guarantor of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith.
Lender hereby reserves all rights granted under the Loan Agreement, the other Financing Agreements and any other contract or instrument among Borrower and/or Guarantor and Lender.

                            ARTICLE V
          Ratifications, Representations and Warranties

      5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Financing Agreements, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Financing Agreements are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that (a) the Loan Agreement, as amended hereby, and the other Financing Agreements shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, and (b) the security interests in the Collateral are in full force and effect.

      5.02 Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other Financing Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Financing Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing; (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Financing Agreements, as amended hereby; and (e) Borrower has not amended, modified or in any way altered its Certificate of Incorporation or Bylaws since May 7, 1999.

                           ARTICLE VI
                    Miscellaneous Provisions

      6.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Financing Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Financing Agreements, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

      6.02 Reference to Loan Agreement. Each of the Loan Agreement and the other Financing Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Financing Agreements to the Loan Agreement shall mean a reference to the Loan Agreement and the other Financing Agreements as amended hereby.

     6.03 Expenses of Lender. As provided in Section 9.16 of the Loan Agreement, Borrower, jointly and severally, agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Financing Agreements executed pursuant hereto, and any and all amendments, modifications, and supplements thereto, including, without limitation, all costs and expenses of filing or recording and the reasonable costs and fees of Lender's outside legal counsel (including legal assistants).

      6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

     6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      6.07 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

      6.08  Headings.   The headings, captions, and  arrangements
used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

       6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

      6.10 Final Agreement. THE LOAN AGREEMENT AND THE OTHER FINANCING AGREEMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER FINANCING AGREEMENTS, AS AMENDED, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

       6.11 Release. BORROWER HEREBY ACKNOWLEDGES THAT IT PRESENTLY HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW HAVE OR HAVE HAD AGAINST LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER FINANCING AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.


       [the remainder of this page is intentionally blank]
      IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

LENDER                            BORROWERS

CONGRESS FINANCIAL CORPORATION    L&S AUTOMOTIVE PRODUCTS CO.
(SOUTHWEST)
                                  By:
By:                               Name:
    Mark M. Galovic, Jr., Vice    Title:
President
Vice President Chief Executive
Office:
Address:
                                  6 South Pennsylvania
1201 Main Street, Ste. 1625       Oklahoma City, Oklahoma
Dallas, TX   75250                73107

                                  L&S BEARING CO.

                                  By:
                                  Name:
                                  Title:

                                  Chief Executive Office:

                                  6 South Pennsylvania
                                  Oklahoma City, Oklahoma
                                  73107

                                  LSB EXTRUSION CO.

                                  By:
                                  Name:
                                  Title:

                                  Chief Executive Office:

                                  6 South Pennsylvania
                                  Oklahoma City, Oklahoma
                                  73107

                                  ROTEX CORPORATION

                                  By:
                                  Name:
                                  Title:

                                  Chief Executive Office:

                                  6 South Pennsylvania
                                  Oklahoma City, Oklahoma
                                  73107

                                  TRIBONETICS CORPORATION

                                  By:
                                  Name:
                                  Title:

                                  Chief Executive Office:

                                  6 South Pennsylvania
                                  Oklahoma City, Oklahoma
                                  73107

                                  INTERNATIONAL BEARINGS, INC.

                                  By:
                                  Name:
                                  Title:

                                  Chief Executive Office:

                                  1775 Airways Boulevard
                                  Memphis, Tennessee  38114



                    Consent and Reaffirmation

                    Dated as of March 7, 2000

       LSA Technologies Inc. ("Guarantor") hereby: (a) acknowledges the execution of, and consents to, the terms and conditions of that certain Second Amendment to Loan and Security Agreement, of even date herewith (the "Second Amendment"), by and among Congress Financial Corporation (Southwest) ("Lender") and L&S Automotive Products Co., Inc., International Bearings, Inc., Rotex Corporation, L&S Bearing Co., ISB Extrusion Co. and Tribonetics Corporation; (b) reaffirms and confirms its obligations under that certain Guarantee of LSA Technologies, Inc. (the "Guaranty"), dated as of May 7, 1999, made by Guarantor in favor of Lender; (c) acknowledges that it has no defense, counterclaim, set-off or any other claim to diminish its liability under the Guaranty; and (d) acknowledges that its consent is not required to the effectiveness of the Second Amendment or any future amendment, modification, forbearance or other action with respect to the Loans, the Collateral, or any of the other Financing Agreements.
 .


GUARANTOR:

LSA TECHNOLOGIES INC.



By:
Name:
Title:

Chief Executive Office:

6 South Pennsylvania
Oklahoma City, Oklahoma  73107